                                                                    Exhibit 99.r

                             MCG CAPITAL CORPORATION

                                 CODE OF ETHICS

   SECTION I:     STATEMENT OF PURPOSE AND APPLICABILITY

         (A)      Statement of Purpose
                  --------------------

                  It is the policy of MCG Capital Corporation (the "Company") that no affiliated person of the Company shall, in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by the Company,

                  (1) Employ any device, scheme or artifice to defraud the Company;

                  (2) Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statement made, in light of the circumstances under which it is made, not misleading;

                  (3) Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

                  (4) Engage in any manipulative practice with respect to the Company.

         (B)      Scope of the Code
                  -----------------

                  In order to prevent the access persons, as defined in Section II, paragraph (A) below, of the Company from engaging in any of these prohibited acts, practices or courses of business, the Board of Directors of the Company has adopted this Code of Ethics ("Code").

  SECTION II:     DEFINITIONS

         (A)      Access Person.  "Access Person" means any director, officer,
                  -------------
                  or "Advisory Person" of the Company.

         (B)      Advisory Person. "Advisory Person" of the Company means: (i)
                  ---------------
                  any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of Covered Security.

         (C)      Beneficial Interest. "Beneficial Interest" includes any
                  -------------------
                  entity, person, trust, or account with respect to which an Access Person exercises investment discretion or provides investment advice. A beneficial interest shall be presumed to include all accounts in the name of or for the benefit of the Access Person, his or her spouse, dependent children, or any person living with him or her or to whom he or she contributes economic support.

         (D)      Beneficial Ownership.  "Beneficial Ownership" shall be
                  --------------------
                  determined in accordance with Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect Beneficial Ownership shall apply to all securities, and not just equity securities, that an Access Person has or acquires. Rule 16a-1(a)(2) provides that the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares a direct or indirect pecuniary interest in any equity security. Therefore, an Access Person may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family sharing the same household, or by certain partnerships, trusts, corporations, or other arrangements.

         (E)      Control.  "Control" shall have the same meaning as that set
                  -------
                  forth in Section 2(a)(9) of the 1940 Act.

         (F)      Covered Security. "Covered Security" means a security as
                  ----------------
                  defined in Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "1940 Act"), except that it does not include (i) direct obligations of the Government of the United States; (ii) banker's acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments including repurchase agreements; and (iii) shares issued by registered open-end investment companies (i.e., mutual funds).

         (G)      Company.  The "Company" means MCG Capital Corporation, a
                  -------
                  Delaware corporation.

         (H)      Designated Officer. "Designated Officer" shall mean the
                  ------------------
                  officer of the Company designated by the Board of Directors from time to time to be responsible for management of compliance with this Code. The Designated Officer may appoint a designee to carry out certain of his or her functions pursuant to this Code.

         (I)      Disinterested Director.  "Disinterested Director" means a
                  ----------------------
                  director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

         (J)      Initial Public Offering. "Initial Public Offering" means an
                  -----------------------
                  offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

         (K)      Investment Personnel. "Investment Personnel" means: (i) any
                  --------------------
                  employee of the Company (or of any company in a control relationship to the Company) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Company; and (ii) any natural person who controls the Company and who obtains information concerning recommendations regarding the purchase or sale of securities by the Company.

         (L)      Limited Offering. "Limited Offering" means an offering that is
                  ----------------
                  exempt from registration under the Securities Act pursuant to
                  Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act.

         (M)      Purchase or Sale of a Covered Security. "Purchase or Sale of a
                  --------------------------------------
                  Covered Security" is broad and includes, among other things, the writing of an option to purchase or sell a covered security, or the use of a derivative product to take a position in a Covered Security.

SECTION III:      STANDARDS OF CONDUCT

         (A)      General Standards
                  -----------------

                  (1) No Access Person shall engage, directly or indirectly, in any business transaction or arrangement for personal profit that is inconsistent with the best interests of the Company or its shareholders; nor shall he or she make use of any confidential information gained by reason of his or her employment by or affiliation with the Company or affiliates thereof in order to derive a personal profit for himself or herself or for any Beneficial Interest, in violation of the fiduciary duty owed to the Company or its shareholders.

                  (2) Any Access Person recommending or authorizing the purchase or sale of a Covered Security by the Company shall, at the time of such recommendation or authorization, disclose any Beneficial Interest in, or Beneficial Ownership of, such Covered Security or the issuer thereof.

                  (3) No Access Person shall dispense any information concerning securities holdings or securities transactions of the Company to anyone outside the Company, without obtaining prior written approval from the Designated Officer, or such person or persons as these individuals may designate to act on their behalf. Notwithstanding the preceding sentence, such Access Person may dispense such information without obtaining prior written approval:

                           (a)       when there is a public report
                                     containing the same information;

                           (b) when such information is dispensed in accordance with compliance procedures established to prevent conflicts of interest between the Company and its affiliates;

                           (c) when such information is reported to directors of the Company; or

                           (d) in the ordinary course of his or her duties on behalf of the Company.

                  (4) All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid actual or potential conflicts of interest, the appearance of a conflict of interest, or any abuse of an individual's position of trust and responsibility within the Company.

         (B)      Prohibited Transactions
                  -----------------------

                  (1)      General Prohibition. No Access Person shall purchase
                           -------------------
                           or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which such Access Person knows or should have known at the time of such purchase or sale is being considered for purchase or sale by the Company, or is held in the portfolio of the Company unless such Access Person shall have obtained prior written approval for such purpose from the Designated Officer.

                           (a) An Access Person who becomes aware that the Company is considering the purchase or sale of any Covered Security by any person (an issuer) must immediately notify the Designated Officer of any interest that such Access Person may have in any outstanding Covered Securities of that issuer.

                           (b) An Access Person shall similarly notify the Designated Officer of any other interest or connection that such Access Person might have in or with such issuer.

                           (c)       Once an Access Person becomes aware
                                     that the Company is considering the
                                     purchase or sale of a Covered Security or that the Company holds a Covered Security in its portfolio, such Access Person may not engage, without prior approval of the Designated Officer, in any transaction in any Covered Securities of that issuer.

                           (d)       The foregoing notifications or
                                     permission may be provided verbally, but should be confirmed in writing as soon and with as much detail as possible.

                  (2)      Initial Public Offerings and Limited Offerings.
                           ----------------------------------------------
                           Investment Personnel of the Company must obtain approval from the Company before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

                  (3)      Blackout Periods.
                           ----------------

                           (a) Investment Personnel shall execute a securities transaction in any security that the Company owns or is considering for purchase or sale.

                  (4)      Company Acquisition of Shares in Companies that
                           -----------------------------------------------
                           Investment Personnel Hold Through Limited Offerings.
                           ---------------------------------------------------
                           Investment Personnel who have been authorized to acquire securities in a Limited Offering must disclose that investment to the Designated Officer when they are involved in the Company's subsequent consideration of an investment in the issuer, and the Company's decision to purchase such securities must be independently reviewed by Investment Personnel with no personal interest in that issuer.

                  (5)      Gifts. No Access Person may accept, directly or
                           -----
                           indirectly, any gift, favor, or service of more than a de minimis value from any person with whom he or she transacts business on behalf of the Company under circumstances when to do so would conflict with the Company's best interests or would impair the ability of such person to be completely disinterested when required, in the course of business, to make judgments and/or recommendations on behalf of the Company.

                  (6)      Service as Director. No Access Person shall serve on
                           -------------------
                           the board of directors of a portfolio company of the Company without prior written authorization of the Designated Officer based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

SECTION IV:       PROCEDURES TO IMPLEMENT CODE OF ETHICS

The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code, and to assist the Company in preventing, detecting, and imposing sanctions for violations of this Code. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to the Designated Officer.

         (A)      Applicability
                  -------------

                  All Access Persons are subject to the reporting requirements set forth in Section IV(B) except:

                  (1) with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person has no direct or indirect influence or control;

                  (2) a Disinterested Director, who would be required to make a report solely by reason of being a Director, need not make: (1) an initial holdings or an annual holdings report; and (2) a quarterly transaction report, unless the Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately before or after such Disinterested Director's transaction in a Covered Security, the Company purchased or sold the Covered Security, or the Company or its investment adviser considered purchasing or selling the Covered Security.

                  (3) an Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Company with respect to the Access Person in the time required by subsection (B)(2) of this Section IV, if all of the information required by subsection (B)(2) of this
                           Section IV is contained in the broker trade confirmations or account statements, or in the records of the Company, as specified in subsection
                           (B)(4) of this Section IV.

         (B)      Report Types
                  ------------

                  (1)      Initial Holdings Report. An Access Person must file
                           -----------------------
                           an initial report not later than 10 days after that person became an Access Person. The initial report must: (a) contain the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (b) identify any broker, dealer or bank with whom the Access Person maintained an account in which any Covered Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and (c) indicate the date that the report is filed with the Designated Person. A copy of a form of such report is attached hereto as Exhibit B.

                  (2)      Quarterly Transaction Report.  An Access Person must
                           ----------------------------
                           file a quarterly transaction report not later than 10 days after the end of a calendar quarter.

                           (a)       With respect to any transaction made
                                     during the reporting quarter in a Covered
                                     Security in which such Access Person had any direct or indirect beneficial ownership, the quarterly transaction report must contain: (i) the transaction date, title, interest date and maturity date (if applicable), the number of shares and the principal amount of each Covered Security;
                                     (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (iii) the price of the Covered Security at which the transaction was effected; (iv) the name of the broker, dealer or bank through which the transaction was effected; and (v) the date that the report is submitted by the Access Person. A copy of a form of such report is attached hereto as Exhibit C.

                           (b)       With respect to any account established
                                     by the Access Person in which any
                                     securities were held during the quarter for the direct or indirect benefit of the Access Person, the quarterly transaction report must contain: (i) the name of the broker, dealer or bank with whom the Access Person established the account; (ii) the date the account was established; and (iii) the date that the report is submitted by the Access Person.

                  (3)      Annual Holdings Report. An Access Person must
                           ----------------------
                           file an annual holdings report not later than 30 days after the end of a fiscal year. The annual report must contain the following information (which information must be current as of a date no more than 30 days before the report is submitted): (a) the title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank in which any Covered Securities are held for the direct or indirect benefit of the Access Person; and (c) the date the report is submitted. A copy of a form of such report is attached hereto as Exhibit D.

                  (4)      Account Statements. In lieu of providing a quarterly
                           ------------------
                           transaction report, an Access Person may direct his or her broker to provide to the Designated Officer copies of periodic statements for all investment accounts in which they have Beneficial Ownership that provide the information required in quarterly transaction reports, as set forth above.

                  (5)      Company Reports. No less frequently than
                           ---------------
                           annually, the Company must furnish to the Board, and the Board must consider, a written report that:

                           (a)       describes any issues arising under the
                                     Code or procedures since the last report to the Board, including but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

                           (b) certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

         (C)      Disclaimer of Beneficial Ownership. Any report required under
                  ----------------------------------
                  this Section IV may contain a statement that the report shall not be construed as an admission by the person submitting such duplicate confirmation or account statement or making such report that he or she has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

         (D)      Review of Reports. The reports required to be submitted
                  -----------------
                  under this Section IV shall be delivered to the Designated Officer. The Designated Officer shall review such reports to determine whether any transactions recorded therein constitute a violation of the Code. Before making any determination that a violation has been committed by any Access Person, such Access Person shall be given an opportunity to supply additional explanatory material. The Designated Officer shall maintain copies of the reports as required by Rule 17j-1(f).

         (E)      Acknowledgment and Certification. Upon becoming an Access
                  --------------------------------
                  Person and annually thereafter, all Access Persons shall sign an acknowledgment and certification of their receipt of and intent to comply with this Code in the form attached hereto as Exhibit A and return it to the Designated Officer. Each
                  Access Person must also certify annually that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each access person must certify annually that he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

         (F)      Records. The Company shall maintain records with respect
                  -------
                  to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm or electronic storage media under the conditions described in Rule 31a-2(f) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission (the "SEC"):

                  (1) A copy of this Code and any other code of ethics of the Company that is, or at any time within the past five years has been, in effect shall be maintained in an easily accessible place;

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (3) A copy of each report made by an Access Person or duplicate account statement received pursuant to this Code, including any information provided in lieu of the reports under subsection (A)(3) of this Section IV shall be maintained for a period of not less than five years from the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

                  (4) A record of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

                  (5)      A copy of each report required under subsection
                           (B)(5) of this Section IV shall be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

                  (6) A record of any decision, and the reasons supporting the decision, to approve the direct or indirect acquisition by an Access Person of beneficial ownership in any securities in an Initial Public Offering or Limited Offering shall be maintained for at least five years after the end of the fiscal year in which the approval is granted.

         (G)      Obligation to Report a Violation. Every Access Person who
                  --------------------------------
                  becomes aware of a violation of this Code of Ethics by any person must report it to the Designated Officer, who shall report it to appropriate management personnel. The management personnel will take such disciplinary action that they consider appropriate under the circumstances. In the case of officers or other employees of the Company, such action may include removal from office. If the management personnel consider disciplinary action against any person, they will cause notice thereof to be given to that person and provide to that person the opportunity to be heard. The Board will be notified, in a timely manner, of remedial action taken with respect to violations of the Code.

         (H)      Confidentiality. All reports of Covered Securities
                  ---------------
                  transactions, duplicate confirmations, account statements and other information filed with the Company or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC or otherwise to comply with applicable law or the order of a court of competent jurisdiction.

SECTION V:        SANCTIONS

Upon determination that a violation of this Code has occurred, appropriate management personnel of the Company may impose such sanctions as they deem appropriate, including, among other things, disgorgement of profits, a letter of censure or suspension or termination of the employment of the violator. All violations of this Code and any sanctions imposed with respect thereto shall be reported in a timely manner to the Board of Directors of the Company.

                                    EXHIBIT A
                        ACKNOWLEDGMENT AND CERTIFICATION
                        --------------------------------

I acknowledge receipt of the Code of Ethics of MCG Capital Corporation. I have read and understand such Code of Ethics and agree to be governed by it at all times. Further, if I have been subject to the Code of Ethics during the preceding year, I certify that I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics.

                                         -----------------------------------
                                         (signature)


                                         -----------------------------------
                                         (please print name)


Date:__________________________

                                    EXHIBIT B
                             INITIAL HOLDINGS REPORT
                             -----------------------

Name  ________________________                     Date  _______________________



      NAME OF ISSUER                NUMBER OF SHARES            PRINCIPAL AMOUNT
      --------------                ----------------            ----------------












         I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.





                                         --------------------------------
                                         Signature

                                    EXHIBIT C
                          QUARTERLY TRANSACTION REPORT
                          ----------------------------

Name  ______________________________     Date  ____________________________




                                                                                                             NAME OF
                                   NUMBER                                                                    BROKER/
    DATE          NAME OF            OF        INTEREST        MATURITY       PRINCIPAL       TYPE OF        DEALER/
    ----          ISSUER           SHARES        DATE            DATE          AMOUNT       TRANSACTION       BANK
                  ------           ------        ----            ----          ------       -----------       ----








         I certify that the foregoing is a complete and accurate list of all transactions for the covered period in securities in which I have any Beneficial Ownership.




                                         --------------------------------
                                         Signature

                                    EXHIBIT D
                             ANNUAL HOLDINGS REPORT
                             ----------------------

Name  ___________________________        Date  _______________________


   NAME OF ISSUER         NUMBER OF          PRINCIPAL               NAME OF
   --------------         ---------          ---------               -------
                           SHARES             AMOUNT              BROKER/DEALER/
                           ------             ------              --------------
                                                                       BANK
                                                                       ----












         I certify that the foregoing is a complete and accurate list of all securities in which I have any Beneficial Ownership.





                                         --------------------------------
                                         Signature

                                    EXHIBIT E
                     PERSONAL SECURITIES ACCOUNT INFORMATION
                     ---------------------------------------

Name     ____________________________    Date     _____________________



            SECURITIES
       FIRM NAME AND ADDRESS           ACCOUNT NUMBER          ACCOUNT NAME(S)
       ---------------------           --------------          ---------------














         I certify that the foregoing is a complete and accurate list of all securities accounts in which I have any Beneficial Ownership.





                                         -------------------------------
                                         Signature